EXHIBIT 32


                                  CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, (i) this report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Starcraft Corporation.

Signed this 11th day of August, 2004.




/s/ Michael H. Shoeffler                         /s/ Joseph E. Katona, III
--------------------------                       -------------------------
Michael H. Schoeffler                            Joseph E. Katona, III
Co-Chief Executive Officer                       Chief Financial Officer



/s/ Jeffrey P. Beitzler
--------------------------
Jeffrey P. Beitzel
Co-Chief Executive Officer